As filed with the Securities and Exchange Commission on April 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIEWBIX INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	68-0080601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Jabotinsky St, Atrium Tower, 18th floor

Ramat Gan, Israel 5252903

+972-9774-1505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Highway

Lewes, DE Highway

Tel: (302) 645-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David Huberman, Esq.

Michael Soumas, Esq.

Greenberg Traurig, P.A.

One Azrieli Center

Round Tower, 30th floor

132 Menachem Begin Rd

Tel Aviv, Israel 6701101

Telephone: +972 (0) 3.636.6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2026

PROSPECTUS

1,472,000 Shares of Common Stock

Viewbix Inc.

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus, or the selling stockholders, of up to 1,472,000 shares of our common stock, par value $0.0001 per share, consisting of (i) 800,000 shares of our common stock issued in March 2026 in connection with a private placement initially entered in November 2025, as amended in January 2026, or the Private Placement, (ii) 640,000 shares of our common stock issuable upon the exercise of common warrants issued in the Private Placement, and (iii) 32,000 shares of our common stock issuable upon the exercise of advisor warrants issued in connection with the Private Placement, in each case as further described below under “Prospectus Summary — Recent Developments — November 2025 Private Placement”.

The selling stockholders are identified in the table commencing on page 10. Other than as described above, we will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of warrants if the holders do not exercise the warrants on a cashless basis. See “Use of Proceeds.”

The selling stockholders may sell all or a portion of the shares of common stock from time to time in market transactions through any market on which our shares of common stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “VBIX”. On April 6, 2026, the last reported sale price of our common stock on the Nasdaq was $1.99 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 6 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus. We have not, and the selling stockholders have not, anyone to provide you with information that is in addition to or different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any security other than the shares of common stock offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Viewbix” or the “Company” in this prospectus mean Viewbix Inc. and its consolidated subsidiaries.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

On March 14, 2025, we effected a one-for-four consolidation of our share capital, or the Reverse Split, pursuant to which holders of our shares of common stock received one share of common stock for every four shares of common stock held. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the amounts after giving effect to the Reverse Split.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Viewbix Inc. (the “Registrant”, “Viewbix” or the “Company”) and its subsidiaries are focused on digital advertising, quantum technology and computing and enterprise artificial intelligence (AI) solutions.

Our primary business focus is a digital advertising platform that develops and markets a variety of technological platforms that automate, optimize and monetize digital online campaigns. Viewbix’s operations were previously focused on analysis of the video marketing performance of its clients as well as the effectiveness of their messaging (“Video Advertising Platform”). With the Video Advertising Platform, Viewbix allowed its clients with digital video properties the ability to use its platforms in a way that allows viewers to engage and interact with the video. The Video Advertising Platform measures when a viewer performs a specific action while watching a video and collects and reports the results to the client. However, due to the Company’s failure to meet predetermined sales targets which were set pursuant to the recapitalization transaction with Gix Internet Ltd. in January 2020, the Company determined to reduce its operations and the size of its sales and R&D team in the Digital Advertising Platform.

The Company, through its subsidiary, Gix Media Ltd. (“Gix Media”), is focused on digital advertising operations for ad search (the “Search Platform”). Gix Media develops and markets a variety of technological software solutions that automate, optimize and monetize online campaigns. These technological tools enable advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their sites. Through the Search Platform, the Company provides services to leading search engines worldwide (“Search Engines”) by developing, marketing and distributing software products to internet users. The operations and activity on this platform are powered by Gix Media.

The Company, through its wholly-owned subsidiary, Quantum, is focused on developing and promoting quantum algorithms for the transportation, drug discovery and security segments as well as developing quantum-based GPS replacement and quantum atom accuracy solutions. Quantum currently owns and operates six portfolio-companies, each dealing with a different quantum segment and challenge. Quantum’s proprietary intellectual property portfolio, including an innovative patent in quantum error correction, sub-licensed in collaboration with Ramot, the technology transfer company of Tel Aviv University, addresses critical challenges in noisy intermediate-scale quantum devices by enabling efficient, real-time decoding of surface code errors—reducing computational overhead by up to 50% compared to traditional methods and supporting scalable fault-tolerant quantum computing.

The Company, through its wholly-owned subsidiary, Metagramm, is focused on AI and natural language processing (NLP) communication-based solutions. Metagramm specializes in developing advanced writing assistance tools that leverage artificial intelligence, machine learning and natural language processing technologies. Metagramm’s main product, “Bubbl” is a writing tool designed to provide personalized and customized text tailored to the user’s unique expression and can translate various languages into English. Metagramm licenses its products on a subscription basis to businesses and individual customers.

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Recent Developments

Quantum Acquisition

On December 15, 2025, we entered into a securities exchange agreement, or the Quantum Exchange Agreement, with Quantum and certain of the shareholders of Quantum, or the Quantum Shareholders, pursuant to which we agreed to issue to the Quantum Shareholders an aggregate of up to 40.0% of our issued and outstanding capital stock as of December 15, 2025, inclusive of the 800,000 shares of our common stock issuable by us in the Private Placement, or the Private Placement Shares, consisting of (i) up to 2,666,000 shares of our common stock, representing 19.99% of our issued and outstanding capital stock, or the Viewbix Exchange Shares, inclusive of the Private Placement Shares, and (ii) pre-funded warrants to purchase up to 4,447,595 shares of our common stock, representing the balance of up to the 40.0%, as of December 15, 2025, less the Viewbix Exchange Shares, or the Viewbix Exchange Pre-Funded Warrants, in exchange for up to 100%, but not less than 85%, of Quantum’s issued and outstanding share capital on a fully diluted and post-closing basis, equal to an amount up to 589,319 of Quantum’s ordinary shares.

In addition, pursuant to the Quantum Exchange Agreement, we may issue up to 12,702,847 additional shares of our common stock or pre-funded warrants to purchase shares of our common stock, or collectively, the Earn-Out Securities, upon the achievement of certain milestones as follows: (i) the issuance of up to 1,975,998 Earn-Out Securities upon the submission of five (5) patent applications including provisional applications in total, across at least three (3) distinct sub-fields within the quantum sector, by the Quantum or any of its Portfolio Companies (as defined in the Quantum Exchange Agreement) during the 18-month period following the Quantum Closing Date (as defined below), (ii) the issuance of up to 3,436,519 Earn-Out Securities upon the closing of listing, public offering, or an M&A Transaction (as defined in the Quantum Exchange Agreement) of any Portfolio Company of Quantum, at a pre-money valuation of no less than $20 million during the twenty four-month period following the Quantum Closing Date, and (iii) the issuance of up to 7,290,330 Earn-Out Securities upon the earlier of: (1) a capital raise of at least $10 million into either Viewbix or Quantum at a pre-money valuation of no less than $250 million; or (2) closing of any M&A Transaction of Quantum, at a pre-money valuation not less than $250 million during the 48-month period following the Quantum Closing Date. Pursuant to the Quantum Exchange Agreement, the Earn-Out Securities may become issuable to the Quantum Shareholders only following the 12-month anniversary of the Quantum Closing Date, and only upon achievement of the applicable earn-out milestones set forth above.

The Viewbix Exchange Shares and the shares of common stock issuable upon the exercise of the Viewbix Exchange Pre-Funded Warrants issuable to the Quantum Shareholders will be subject to a 12-month lock-up period following the Quantum Closing Date, subject to certain exceptions. The Viewbix Exchange Pre-Funded Warrants and the pre-funded warrants issuable as Earn-Out Securities are, or will be, immediately exercisable upon issuance at an exercise price of $0.0001 per share and will not expire until exercised in full.

The transaction closed on March 4, 2026, or the Quantum Closing Date, and resulted in us acquiring 100% of Quantum’s issued and outstanding share capital on a fully diluted and post-closing basis and Quantum becoming a wholly-owned subsidiary of Viewbix.

November 2025 Private Placement

On November 5, 2025, we entered into a securities purchase agreement, or the Original SPA, with certain accredited investors, or the Investors, in connection with a private placement, or the Private Placement. The Original SPA had, as a closing condition, that we shall have entered into a definitive and binding agreement to acquire 100% of the share capital on a fully diluted basis of Quantum. As of January 1, 2026, we had entered into a definitive and binding agreement to acquire only 85.01% of the share capital on a fully diluted basis of Quantum. Accordingly, we and the Investors have then agreed to amend certain terms of the Private Placement.

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On January 1, 2026, the we entered into an amended and restated securities purchase agreement, or the Purchase Agreement, with the Investors pursuant to which we agreed to sell and issue in the Private Placement an aggregate of 800,000 shares of Common Stock, or the Private Placement Shares, or pre-funded warrants to purchase shares of Common Stock in lieu of the Private Placement Shares. Each Private Placement Share and Pre-Funded Warrant was sold together with a number of warrants equal to 80% of the aggregate number of Private Placement Shares and pre-funded warrants sold in the Private Placement, or in total warrants to purchase up to an aggregate of 640,000 shares of Common Stock, or the Common Warrants, at a combined purchase price of $1.75 per Private Placement Share and accompanying Common Warrant and $1.74999 per Pre-Funded Warrant and accompanying Common Warrant.

The pre-funded warrants are immediately exercisable upon issuance at an exercise price of $0.00001 per share and will not expire until exercised in full. The Common Warrants are immediately exercisable upon issuance at an exercise price of $2.625 per share, subject to adjustment as set forth therein, and will expire five years from the issuance date. The Common Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares of our common stock underlying the Common Warrants. A holder of the pre-funded warrants or Common Warrants will not have the right to exercise any portion of such warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates or any other persons whose beneficial ownership of shares of our common stock would be aggregated with the holder’s or any of the holder’s affiliates), would beneficially own shares of common stock in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

We also entered into an advisory agreement, or the Advisory Agreement, with L.I.A. Pure Capital Ltd., or the Advisor, pursuant to which the Advisor agreed to provide advisory services in connection with the Private Placement. We paid a commission to the Advisor of (i) a cash fee of $70,000 and (ii) a warrant to purchase 32,000 shares of our common stock, or the Advisor Warrant, which was conditioned upon the closing of the Private Placement. The Advisor Warrant has the same terms as the Common Warrants. In addition, in connection with the closing of the Private Placement, we repaid $200,000 of the outstanding loan amount owed to the Advisor pursuant to that certain Amended and Restated Facility Agreement, dated July 22, 2024, by and between Viewbix and by and between such lenders set forth in Schedule 1 thereto, including the Advisor.

Aggregate gross proceeds to us in respect of the Private Placement were approximately $1.4 million, before deducting fees payable to the Advisor and other offering expenses payable by us. If the Pre-Funded Warrants and Common Warrants are exercised in cash in full this would result in an additional $1.76 million of gross proceeds. The Private Placement closed on March 4, 2026.

Company Information

Viewbix Inc. was incorporated in the State of Delaware on August 16, 1985, under a predecessor name, The InFerGene Company (“InFerGene Company”). On August 25, 1995, a wholly owned subsidiary of InFerGene Company merged with Zaxis International, Inc., an Ohio corporation, which following such merger, the surviving entity, InFerGene Company, changed its name to Zaxis International, Inc. (“Zaxis”). Our principal executive offices are located at 2 Jabotinsky St, Atrium Tower, 18th floor, Ramat Gan, Israel 5252903. Our website address is https://view-bix.com/ and our telephone number is +972-9-774-1505. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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THE OFFERING

Shares of common stock currently outstanding	13,336,392 shares of common stock, which include 800,000 shares of our common stock issued in the Private Placement.

Securities offered by the selling stockholders

Up to 1,472,000 shares of our common stock, par value $0.0001 per share, consisting of (i) 800,000 shares of our common stock issued in the Private Placement, (ii) 640,000 shares of our common stock issuable upon the exercise of the Common Warrants, and (iii) 32,000 shares of our common stock issuable upon the exercise of the Advisor Warrants, in each case as further described below under “Prospectus Summary — Recent Developments — November 2025 Private Placement”.

Shares of common stock to be outstanding	14,008,392 shares of common stock, assuming the exercise of the Common Warrants and Advisor Warrants in full.

Selling Stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” on page 10 of this prospectus for more information on the selling stockholders.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock included in this prospectus by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders.

We may receive the proceeds from any exercise of the warrants and if the holders do not exercise the warrants on a cashless basis. We intend to use the proceeds from the exercise of the warrants for working capital and general corporate purposes.

See the section of this prospectus titled “Use of Proceeds.”

Risk Factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 6 this prospectus.

Listing	Our common stock is listed on the Nasdaq under the symbol “VBIX”.

Unless otherwise indicated, the number of shares of common stock outstanding prior to and after this offering is based on 13,336,392 shares of common stock outstanding as of April 1, 2026, and excludes as of such date:

●	4,504,179 shares of common stock issuable upon the exercise of the pre-funded warrants with an exercise price of $0.0001 per share;

●	2,713,613 shares of common stock reserved for potential future issuance pursuant to our 2023 Stock Incentive Plan;

●	7,191,032 shares of common stock issuable upon the exercise of warrants with exercise prices ranging from $0.472 per share to $89.60 per share;

●	862,004 shares of common stock issuable upon the conversion of the outstanding loan amount of a convertible loan that we entered into in June 2024 at a conversion price of $1.00 per share;

●	862,004 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.00 that are issuable upon the conversion of the outstanding loan amount of a convertible loan that we entered into in June 2024 at a conversion price of $1.00 per share; and

●	12,702,847 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above.

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk set forth below, as well as the risks described in our most recent Annual Report on Form 10-K, any updates to those risks in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The sale of a substantial amount of our shares of common stock including resale of the shares being registered hereunder in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale 1,472,000 shares of common stock. Sales of substantial amounts of shares of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock, and the market value of our other securities. We cannot predict if and when selling stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Conditions in Israel, including Israel’s conflicts with Hamas and other parties in the region, as well as political and economic instability, may impede our ability to operate and harm our financial results.

All of our operations are conducted in Israel and all members of our board of directors and management as well as all of our employees and consultants, including employees of our service providers, are located in Israel. Accordingly, political, economic and military conditions in the Middle East may affect our business directly. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region, including Iran, Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In January 2025, Israel and Hamas entered into a ceasefire agreement, which remained in effect until March 18, 2025, when hostilities resumed. As of October 9, 2025, Israel and Hamas entered into a renewed ceasefire agreement calling for a permanent end of the war. However, there are no assurances that such as agreement will hold. While the conflict has created heightened security concerns, disruptions to business operations, and economic instability, the ceasefire may contribute to improved regional stability. However, the security situation remains fluid, and any renewed military actions, restrictions, or government-imposed measures could adversely affect our operations, supply chains, and financial condition.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In March 2026, hostilities resumed along Israel’s northern border with Lebanon, when Hezbollah resumed its attacks as part of a broader regional escalation. In response, Israel resumed military operations against Hezbollah in Lebanon.

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In addition, in April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. In addition, in response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 13, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders. While a ceasefire was reached in June 2025 following 12 days of hostilities, on February 28, 2026, the United States and Israel launched coordinated military strikes against Iran, including attacks on strategic military infrastructure and leadership targets, with the stated aim of degrading Iran’s capacity to conduct or support hostile operations against them. In response, Iran has fired missiles and drones toward population centers and military installations in Israel, Europe and neighboring countries in the Gulf region, and also launched counter-strikes against U.S. forces and allied bases throughout the Gulf region. A broader regional conflict involving additional state and non-state actors remains a significant risk. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Continued military escalation, retaliatory actions, or broader regional involvement may adversely affect economic conditions, disrupt markets, and create uncertainty that could negatively impact our business, financial condition and results of operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. None of our directors, officers, employees or consultants were called to reserve duty and there has been no material impact on our business from past reserve services. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of the date hereof, none of our directors, officers, employees or consultants are serving in active or reserve duty.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our product or business development activities. However the intensity and duration of the security situation in Israel have been difficult to predict, as are the economic implications on our business and operations and on Israel’s economy in general. If the war continues for a long period of time or expands to other fronts, our operations may be harmed.

Our insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of direct damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred, and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

Some of our employees are obligated to perform military reserve duty in Israel.

Many Israeli citizens, including our employees are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 40 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups. Such disruption could materially adversely affect our business, results of operations and financial condition.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “continue”, or the negative of such terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the continued demand of digital advertising as an integral part of corporate marketing and internal communications plans and the continued growth and acceptance of digital advertising as effective alternatives to traditional offline marketing products and service;

●	our ability to retain and attract a programmatic advertiser, and the associated payments received from such programmatic advertisers’ ads on websites which have been categorized as “Made for Advertising”;

●	our ability to generate enough cash flow to meet our debt obligations or fund our other liquidity needs, and substantial doubt regarding our ability to continue as a going concern;

●	our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out shareholders’ ownership interests;

●	our ability to receive credit facility to fund our operations, at favorable terms, or at all;

●	our ability to pay our obligations when they become due, including the contemplated debt restructuring program currently under negotiation with our credit and debtholders;

●	our subsidiaries’ future performance, including our ability to instill potential measures to assist Cortex and Gix Media in mitigating future economic harm;

●	entry of new competitors and products, the impact of large and established internet and technology companies and potential technological obsolescence of our offered platforms; and

●	political, economic and military conditions in Israel, including the current security situation in Israel, as well as the war’s potential impact on our business and operation.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with which may cause our actual results to differ from those anticipated in our forward-looking statements. For a discussion of these and other risks that relate to our business and investing in our common stock, you should carefully review the risks and uncertainties described in this prospectus and in the Company’s other Securities and Exchange Commission (the “SEC”) filings. The Company’s actual results could differ materially from those contemplated in these forward-looking statements as a result of these factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholder will sell its shares of common stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the warrants and issuance of the underlying warrant shares to the extent that these warrants are exercised for cash. The warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the warrants mentioned above were exercised for cash in full, the proceeds would be approximately $1.76 million.

We intend to use the net proceeds of such warrant exercises, if any, for general corporate purposes and working capital.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We can make no assurances that any of the warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders upon exercise of the Common Warrants and the Advisor Warrants issued in the November 2025 Private Placement. For additional information regarding the issuances of those shares of common stock and warrants, see “Prospectus Summary — Recent Developments — November 2025 Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants and the information set forth in the footnotes below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of the shares of common stock and warrants, as of April 6, 2026, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering#		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After the Offering		Percentage of Shares of Common Stock Owned After the Offering
Polyrizon Ltd. (1)	514,285	(2)	514,285	(2)	-		-
Clearmind Medicine Inc. (3)	668,572	(4)	668,572	(4)	-		-
Taurus Gold Corp. (5)	205,715	(6)	205,715	(6)	-		-
Capitalink Ltd. (7)	1,041,870	(8)	41,143	(9)	1,000,727	(10)	4.84	%*
Ronen Fatal(11)	269,261	(12)	10,285	(13)	258,976	(14)	1.92%
L.I.A. Pure Capital Ltd.(15)	9,395,443	(16)	32,000	(17)	9,363,443	(18)	9.84	%*

#	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of April 6, 2026, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.

*	The percentage excludes shares of common stock issuable upon the exercise of warrants or the conversion of convertible loans, as applicable, that are subject to a 4.99% beneficial ownership limitation (the “Beneficial Ownership Limitation”). Such warrants or convertible loans are not currently exercisable or convertible to the extent that the Selling Stockholder beneficially owns shares of common stock in excess of the Beneficial Ownership Limitation.

(1)	The address of Polyrizon Ltd. is 8 HaPnina Street Raanana, 4321545, Israel. Polyrizon Ltd. is a publicly traded company. To the best of our knowledge, Polyrizon Ltd. does not have any controlling shareholders. The chief executive officer of Polyrizon Ltd. is Tomer Izraeli.

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(2)	Consists of (i) 285,714 shares of common stock issued in the Private Placement, and (ii) 228,571 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(3)	The address of Clearmind Medicine Inc. is 101 – 1220 West 6th Avenue, Vancouver, British Columbia. Clearmind Medicine Inc. is a publicly traded company. To the best of our knowledge, Clearmind Medicine Inc. does not have any controlling shareholders. The chief executive officer of Clearmind Medicine Inc. is Adi Zuloff-Shani.

(4)	Consists of (i) 371,429 shares of common stock issued in the Private Placement, and (ii) 297,143 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(5)	The address of Taurus Gold Corp. is 2264 E 11th Avenue, Vancouver, BC V5N 1Z6, Canada. Taurus Gold Corp. is a publicly traded company. To the best of our knowledge, Taurus Gold Corp. does not have any controlling shareholders. The chief executive officer of Taurus Gold Corp. is Nissim Daniel.

(6)	Consists of (i) 114,286 shares of common stock issued in the Private Placement, and (ii) 91,429 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(7)	The address of Capitalink Ltd. is 20 Raoul Wallenberg Street, Tel Aviv, Israel 6971916. Lavi Krasney is the officer, sole director, chairman of the board of directors and controlling shareholder of Capitalink Ltd. Capitalink Ltd. was an investor in the Private Placement and Lavi Krasney was a shareholder of Quantum X Labs Ltd.

(8)	Consists of (i) 646,234 shares of common stock, including 22,857 shares of common stock issued in the Private Placement, (ii) 18,286 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement, and (iii) 377,350 shares of common stock issuable upon the exercise of pre-funded warrants. Does not include up to 1,077,756 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(9)	Consists of (i) 22,857 shares of common stock issued in the Private Placement, and (2) 18,286 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement.

(10)	Consists of (i) 623,377 shares of common stock and (ii) 377,350 shares of common stock issuable upon the exercise of pre-funded warrants. Does not include up to 1,077,756 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(11)	The address of Ronen Fatal is 112 Rokach Street, Ramat Gan, Israel 5259225. Ronen Fatal was a shareholder of Quantum X Labs Ltd.

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(12)	Consists of (i) 151,484 shares of common stock, including 5,714 shares of common stock issued in the Private Placement, (ii) 4,571 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement, and (iii) 113,206 shares of common stock issuable upon the exercise of pre-funded warrants. Does not include up to 323,327 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(13)	Consists of (i) 5,714 shares of common stock issued in the Private Placement, and (ii) 4,571 shares of common stock issuable upon the exercise of Common Warrants issued in the Private Placement.

(14)	Consists of (i) 145,770 shares of common stock and (ii) 113,206 shares of common stock issuable upon the exercise of pre-funded warrants. Does not include up to 323,327 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(15)	Kfir Silberman is the officer, sole director, chairman of the board of directors and controlling shareholder of L.I.A. Pure Capital Ltd., and its address is 20 Raoul Wallenberg Street, Tel Aviv, Israel 6971916. L.I.A. Pure Capital Ltd. was the lead lender in a credit facility entered that we entered into in June 2024, an investor in a private placement that we entered into in July 2025, an advisor in connection with the Private Placement and a shareholder of Quantum X Labs Ltd.

(16)	Consists of (i) 1,315,566 shares of common stock (ii) 5,593,578 shares of common stock issuable upon the exercise of warrants, including 32,000 shares of common stock issuable upon the exercise of Advisor Warrants, (iii) 1,486,299 shares of common stock issuable upon the exercise of pre-funded warrants, (iv) 500,000 shares of common stock issuable upon the conversion of the outstanding loan amount of a convertible loan that we entered into in June 2024 at a conversion price of $1.00 per share, and (v) 500,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.00 that are issuable upon the conversion of the outstanding loan amount of a convertible loan that we entered into in June 2024 at a conversion price of $1.00 per share. Does not include 3,512,214 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(17)	Consists of 32,000 shares of common stock issuable upon the exercise of Advisor Warrants. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

(18)	Consists of (i) 1,315,566 shares of common stock (ii) 5,561,578 shares of common stock issuable upon the exercise of warrants, (iii) 1,486,299 shares of common stock issuable upon the exercise of pre-funded warrants, (iv) 500,000 shares of common stock issuable upon the conversion of the outstanding loan amount of a convertible loan that we entered into in June 2024 at a conversion price of $1.00 per share, and (v) 500,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.00 that are issuable upon the conversion of the outstanding loan amount of a convertible loan that we entered into in June 2024 at a conversion price of $1.00 per share. Does not include 3,512,214 shares of common stock issuable upon the achievement of specified post-closing milestones as defined in the Quantum Exchange Agreement. All of the warrants have a blocker provision that subject the exercise/conversion of such securities to a 4.99% beneficial ownership limitation.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF THE OFFERED SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of which:

●	490,000,000 shares are designated as common stock with a par value of $0.0001; and

●	10,000,000 shares are designated as preferred stock with a par value of $0.0001.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

In connection with the Reorganization Transaction (as such term is defined in our Annual Report on Form 10-K), we filed our Certificate of Incorporation with the Secretary of State of Delaware, effective as of August 31, 2022, pursuant to which we, among other things, effected a reverse stock split of our common stock at a ratio of 1-for-28.

On March 14, 2025, we effected a one-for-four Reverse Split pursuant to which holders of our shares of common stock received one share of common stock for every four shares of common stock held.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

No Cumulative voting. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding are able to elect all of our directors. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders, and for so long as our common stock is not approved for listing on the Nasdaq Stock Market LLC, any stockholder action may be effected by written consent in lieu of a meeting. A special meeting of stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our chief executive officer or our president.

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Amendment of Charter Provisions. Our Certificate of Incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the total voting power, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation, including provisions relating to the issuance of preferred stock, the size and classes of the board of directors, removal of directors, stockholder meetings, directors’ liabilities director indemnification and forum selection. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal certain articles of our Certificate of Incorporation. Our Bylaws, may be amended by a simple majority vote of our board of directors, or by an affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class.

Staggered Board. Our Certificate of Incorporation and Bylaws further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms, and give our board of directors the exclusive right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director.

Special Meetings of Stockholders. Our Certificate of Incorporation currently provides that special meetings of our stockholders may be called by our chairperson of our board of directors, chief executive officer, president or by the board of directors.

Exclusive Forum Provision. Our Certificate of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or as to which the DGCL of the State of Delaware confers jurisdiction to the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; and subject to the federal district courts of the United States of America being the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended and by the Exchange Act of 1934, or any other claim for which the federal courts have exclusive jurisdiction. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a future court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action.

Issuance of undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, which may be converted into large numbers of shares of Common Stock, would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitations on Liability and Indemnification Matters

Our Certificate of Incorporation and Bylaws provide that we may indemnify each of our directors and executive officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. Further, pursuant to our indemnification agreements and directors’ and officers’ liability insurance, our directors and executive officers are indemnified and insured against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Listing

Our common stock is listed on the Nasdaq under the symbol “VBIX”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, OR 97214-3444. The transfer agent’s telephone number is (503) 227-2950.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel.

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EXPERTS

The consolidated financial statements of Viewbix Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference into this prospectus and into the registration statement of which it forms a part, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The audit report covering the consolidated financial statements as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025 contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1I to the consolidated financial statements.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.view-bix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www. view-bix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate into this prospectus by reference the following documents that we previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the SEC’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 of Form 8-K related thereto):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 3, 2025, including any further amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish or that are deemed furnished and not filed in accordance with the SEC’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 of Form 8-K related thereto) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: Viewbix Inc., 2 Jabotinsky St, Atrium Tower, 18th floor, Ramat Gan, Israel 5252903, Attn.: Amihay Hadad, Chief Executive Officer, or made by phone at +972 9-774-1505. You may also access the documents incorporated by reference in this prospectus through our website at www.view-bix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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1,472,000 Shares of Common Stock

Viewbix Inc.

PROSPECTUS

       , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC Registration Fee	$406.57
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$10,000
Miscellaneous Fees and Other Expenses	$10,000
Total	$30,406.57

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Viewbix Inc. (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, filed with the SEC on September 6, 2022)

3.2	Amended and Restated Bylaws of Viewbix Inc. (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K, filed with the SEC on September 20, 2022)

3.3	Certificate of Amendment to Certificate of Incorporation filed July 15, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, filed with the SEC on July 19, 2024)

4.1

Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026)

5.1*	Opinion of Greenberg Traurig, P.A.

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2026)

10.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2026)

10.3	Form of Common Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2026)

10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2026)

23.1*	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm

23.2*	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)

24.1*	Power of Attorney

107*	Filing Fee Table

*	Filed herewith.

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ramat Gan, State of Israel on this 7th day of April, 2026.

VIEWBIX INC.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Viewbix Inc., hereby severally constitute and appoint Amihay Hadad and Shahar Marom, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Amihay Hadad	Chief Executive Officer and Director	April 7, 2026
Amihay Hadad	(principal executive officer)

/s/ Shahar Marom	Chief Financial Officer	April 7, 2026
Shahar Marom	(principal financial officer and principal accounting officer)

/s/ Eliyahu Yoresh	Chairman of the Board of Directors	April 7, 2026
Eliyahu Yoresh

/s/ Amitay Weiss	Director	April 7, 2026
Amitay Weiss

/s/ Kineret Tzedef	Director	April 7, 2026
Kineret Tzedef

/s/ Alon Dayan	Director	April 7, 2026
Alon Dayan

/s/ Ronen Rosenbloom	Director	April 7, 2026
Ronen Rosenbloom

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